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                                                               EXHIBIT 23 (VIII)

                             [LOGO]
NOVEMBER 7, 1996

THOMAS & BETTS CORPORATION

1555 LYNNFIELD ROAD

MEMPHIS, TENNESSEE 38119

DEAR SIRS:

    We hereby consent to the inclusion in the Registration Statement of Thomas & Betts Corporation ("T&B") on Form S-4, relating to the proposed merger of EG Acquisitions Corp., a wholly owned subsidiary of T&B, with and into Augat Inc., of our opinion letter appearing as Appendix B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED

                                By:  /S/ FRANCIS J. OELERICH III
                                     ------------------------------------------
                                     Francis J. Oelerich III
                                     PRINCIPAL